Exhibit 3.2

                              ARTICLES OF AMENDMENT

                        TO THE ARTICLES OF INCORPORATION

                                       OF

                      PIERCE INTERNATIONAL DISCOVERY, INC.

         Pursuant to the provisions of the Nevada Business Corporations Act, the Undersigned corporation adopts the following amendment to the Articles of Incorporation.

     1. The following amendment of the Articles of Incorporation was adopted by the shareholders of the corporation on March 10, 1999, said articles are hereby amended and shall read as follows:

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                                    Article I

                                      Name

         The name of the corporation is:  InShape International, Inc.
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     2. The  number  of  shares of the  corporation  outstanding  at the time of adoption was 750,000,000; and the number of shares entitled to vote thereon was the same.

     3. The number of shares represented at the meeting of was 700,000,000. All shares voted in favor of the amendment. The shares represented a majority of the issued and outstanding shares. There were no shares voting against the amendment.

         Effective the 4th day of May, 1999.

                                                 /s/ Robert Kropf
                                       ----------------------------------------
                                       Robert Kropf President/Secretary

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                                       2



                                     NOTARY

County of Salt Lake                          )
                                             ) ss.
State of Utah                                )

         The Undersigned, a notary, on this 4 day of May, 1999, Robert Kropf personally appeared before me, a Notary Public, and executed the foregoing instrument for the purposes therein contained, by signing on behalf of the above named corporations as a duly authorized President and Secretary.

         In Witness Hereof, I have hereunto set my hand and official seal.

                                                 /s/ Jennifer L.Clark
                                       -----------------------------------------
                                       Residing at: Salt Lake



My Commission Expires:

July 1, 2002